EXHIBIT 99.2

For further information contact
Terry Trovato, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Third Quarter 2010 Reporting Date and Conference Call

                    Natchez, MS (November 8, 2010)--Callon Petroleum Company (NYSE: CPE) today announced its third quarter 2010 results of operations will be released on Monday afternoon, November 15, 2010.  A conference call discussing the results and current activity is scheduled for 10 a.m. Central Standard Time Tuesday, November 16, 2010.

        The conference call may be accessed live over the internet through the Events and Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.

        In addition, a telephone recording of the conference call will be available from noon November 16 until noon November 17 Central Standard Time, and may be accessed by dialing 1-800-633-8284 and entering Reservation Number 21488200.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” tab of the homepage.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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